                                                                   EXHIBIT 10.14


                            MASTER LEASE AGREEMENT

     This Master Lease Agreement ("Master Agreement"), dated as of March 24, 1999, and referred to as Lease Number 0099002, is entered into by and between Silicon Valley Bank ("Lessor"), with its principal place of business at 3003 Tasman Drive, NC 400, Santa Clara, CA 95054 and Jutvision Corporation, a Delaware corporation ("Lessee"), with its principal place of business at 124 University Avenue, Palo Alto, California, 94301.

Definitions. As used herein, all terms shall have the meanings set forth below.
-----------

     "ACCEPTANCE CERTIFICATE" means the form of certificate provided by Lessor to evidence Lessee's acceptance of the Equipment.

     "ACCEPTANCE DATE" the date the Lessee signs and delivers to Lessor the Acceptance Certificate.

     "APPLICABLE TERM" the Initial Term and any renewal or extension thereof.

     "ASSIGNEE" means any party to whom Lessor assigns Lessor's rights to any Lease.

     "CASUALTY" means any event upon which any Equipment is condemned, taken, lost, destroyed, stolen or damaged beyond repair.

     "CLAIMS" means any and all claims, actions, suits, proceedings, costs, expenses (including court costs and reasonable attorneys' fees), damages, obligations, penalties, injuries and liabilities, including actions based on Lessor's strict liability in tort.

     "COMMITMENT AMOUNT" has the meaning set forth in the Schedule.

     "CUT-OFF DATE" means the date specified in Section 7 of the Schedule.

     "DEFAULT" means any of the events of default described in Section 16 of this Master Agreement.

     "EQUIPMENT" means the items of Equipment leased under each Schedule.

     "EQUIPMENT LOCATION" means the location of the Equipment specified in each Schedule.

     "FIRST PAYMENT DATE" has the meaning set forth in the Schedule.

     "IMPOSITION" means each license fee, assessment, and sales, use, property, excise and other tax.

     "INTERIM RENT" has the meaning, if any, set forth in Section 5 of the Schedule.

     "INITIAL TERM" means the total monthly, quarterly or other term of each Lease, as specified in the Schedule.

     "LEASE" means each Schedule.

     "LICENSE" means collectively, if the Equipment includes any software, a license identical to that held by Lessee relating to the use of any software, technical information, confidential business information and other documentation.

     "MATERIAL AGREEMENT" means collectively this Master Agreement, any Lease, any Transaction Document or any other agreement between Lessee and Lessor, or any material agreement between Lessee and any third party, specifically including, without limitation, any agreement or agreements between Lessee and any third party which in the aggregate give the third party the right, whether or not exercised, to accelerate any indebtedness exceeding $100,000.

     "ORIGINAL" means the single counterpart of the Schedule, including Rider I attached thereto and incorporated therein by reference, marked "Original".

     "PURCHASE DOCUMENTS" means collectively any purchase order, contract or other documents Lessee has approved or entered into with Supplier.

     "RENT" means the amounts payable by Lessee to Lessor for the Equipment.

     "RIDER 1" means the rider marked "Rider I" which is attached to and incorporated within each Schedule.

     "SCHEDULE" means each schedule containing the specific terms of each individual lease.

     "STIPULATED LOSS VALUE" means the stipulated loss value of the Equipment as specified in Rider I to the Schedule.

     "SUPPLIER" means the seller of the Equipment.

     "TOTAL COST" means the Equipment acquisition cost including such shipping, delivery, installation and other charges as Lessor shall have approved set forth in Section 3 of the Schedule, as adjusted pursuant to Section 6 of this Master Agreement.

     "TAX BENEFITS" means collectively certain deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, as amended, including without limitation, accelerated depreciation and interest deductions to which Lessor may be entitled.

     "TRANSACTION DOCUMENTS" means collectively this Master Agreement, all Leases and all other related instruments or documents executed and/or delivered hereunder or in connection herewith.

     1. LEASE OF EQUIPMENT. This Master Agreement sets forth the general terms and conditions which apply to the lease of equipment from Lessor to Lessee. The specific terms of each individual lease are set forth in a separate Schedule, including the Equipment leased under the applicable Schedule. Each Schedule constitutes a separate and distinct Lease, enforceable according to its terms. In the event of any conflict between the terms of this Master Agreement and any related Schedule, the provisions of the applicable Schedule shall govern. The parties agree that each Schedule incorporates this Master Agreement by reference by listing the Lease Number (as specified above) on the Schedule. A Lease shall not become effective until accepted by Lessor.

     2. TERM. This Master Agreement shall commence upon the execution hereof by both parties, and shall continue until the full performance of all terms hereunder. The Initial Term shall be as specified in each Schedule. The Applicable Term shall be automatically extended for successive one-month periods unless either party gives the other party ninety days' prior written notice that it intends to terminate the Lease at the end of the Applicable Term.

     3. ACCEPTANCE. The Equipment is unconditionally accepted under the Lease on the Acceptance Date. Lessee shall accept the Equipment as soon as it is delivered or, if acceptance requirements are specified in the applicable Purchase Documents, as soon as such requirements are met. Upon the execution of the Acceptance Certificate, Lessee shall promptly deliver it to Lessor.

     4. RENT; NON-CANCELLABLE NET LEASE. As Rent for the Equipment, Lessee agrees to pay the amounts specified in the Schedule. Lessee acknowledges and agrees that all Leases hereunder are non-cancellable net Leases, and Lessee agrees that its obligation to pay Rent and all other amounts when due is unconditional. Lessee is not entitled to abate or reduce rent or any other amounts due, or to set off any charges against those amounts. Lessee is not entitled to claim or assert any recoupments, cross-claims, counterclaims or any other defenses to any rent payments or other amounts due hereunder, whether those defenses arise out of claims by Lessee against Lessor, Supplier, this Master Agreement, any Schedule or otherwise. If the Equipment is not properly installed, does not operate as represented or warranted by Supplier or is unsatisfactory for any reason whatsoever, Lessee shall make any claim or account thereof solely against Supplier and shall nevertheless pay all sums payable under any Lease. Lessee hereby waives any such claims against Lessor and any Assignee.

     5. ASSIGNMENT OF PURCHASE DOCUMENTS. Lessee assigns to Lessor all of Lessee's right, title and interest in and to the Equipment described in the Purchase Documents and in the Schedule. This assignment is an assignment of rights only, and Lessee shall remain liable for all obligations under the Purchase Documents, except that Lessor shall pay for the Equipment within 30 days of the Acceptance Date or as otherwise agreed by Lessor in writing. If Lessee has not entered into Purchase Documents for such Equipment, Lessee authorizes Lessor to act as Lessee's agent to execute such Purchase Documents. Lessee also represents and warrants that it has received and approved a copy of the Purchase Documents, or has been advised by Lessor of (a) the name of the Supplier of the Equipment, (b) that Lessee may have under such Supplier's Purchase Documents, and (c) that Lessee may contact the Supplier for information on such rights. In addition, Lessee shall deliver to Lessor a document acceptable to Lessor whereby Supplier acknowledges and provides any consent required by Lessor or otherwise necessary to such assignment. If the Equipment includes any software, Supplier shall agree in such acknowledgment and consent that upon the return of the Equipment to Lessor the Supplier will either grant Lessor a License and permit Lessor to assign such License to any subsequent end-user of the Equipment, or grant any such subsequent end-user such a License, but at no additional charge other than any regularly scheduled fee or charge otherwise payable by Lessee; provided that Lessee shall at all times remain liable to Supplier as the licensee under its license, and Lessor shall not have any obligation thereunder unless and until such license is provided to Lessor in accordance with these provisions. Lessor shall have no obligation or liability with respect to Lessee's, or any subsequent third-party licensee's, compliance under the applicable license. In addition, with respect to any such software, Supplier shall agree that it will not terminate Lessee's license thereof without first providing 90 days' prior written notice to Lessor of any intended termination and providing Lessor the right to cure such breach by Lessee of its license as gave rise to such notice of intended termination. Supplier shall also agree to provide all software upgrades and modifications during the Applicable Term to Lessee, or Lessor or other subsequent licensee, on the same basis as offered to Supplier's other commercial customers. Lessee agrees that neither Supplier nor any salesperson or other employee or representative of Supplier is an agent of Lessor, nor is any such person authorized to waive or alter any terms of this Master Agreement or any Lease.

     6. ADJUSTMENTS. The Total Cost and Rent payment set forth in each Schedule are estimates, and if the final invoice from the Supplier specifies a Total Cost (including delivery, installation, taxes and other charges) that is more or less than such estimated Total Cost, Lessee hereby authorizes Lessor to adjust accordingly the Total Cost and Rent payment on the applicable Schedule. All references in this Agreement and in any Schedule to Total Cost and Rent payment shall mean the estimates thereof specified in the applicable Schedule, as adjusted pursuant to this Section 6.

     7. EQUIPMENT RETURN REQUIREMENTS. On or before the termination of a Lease, Lessee shall pack the Equipment in accordance with the manufacturer's guidelines and deliver such Equipment (along with all operating manuals) to Lessor at any destination within the continental United States designated by Lessor. All dismantling, packaging, transportation, in-transit insurance and shipping charges shall be borne by Lessee. All Equipment shall be returned to Lessor in the same condition and working order as when delivered to Lessee, reasonable wear and tear excepted, and, if applicable, shall be certifiable for maintenance by the manufacturer at its standard rates.

     8. EQUIPMENT USE AND MAINTENANCE. Lessee is solely responsible for the selection, installation, operation and maintenance of the

     Equipment and all costs related thereto, including shipping charges. Lessee shall at all times operate and maintain the Equipment in good operating order, repair, condition and appearance, normal wear and tear excepted, and in accordance with its manufacturer's specifications and recommendations. On reasonable prior notice to Lessee, Lessor and Lessor's agents shall have the right, during Lessee's business hours, to enter the premises where the Equipment is located for the purpose of inspecting the Equipment and observing its use. Lessee shall, at its expense, affix and maintain in a prominent position on each item of Equipment any tags or identifying labels provided by Lessor to indicate Lessor's ownership of the Equipment. Lessee shall, at its expense, enter into, maintain and enforce at all times a maintenance agreement to service and maintain the Equipment, upon terms and with a provider acceptable to Lessor.

     9. EQUIPMENT OWNERSHIP; ATTACHMENTS; LOCATION. Lessor is the sole owner of the Equipment and has sole title thereto. Lessee covenants that it will not pledge or encumber the Equipment or Lessor's interest in the Equipment in any manner whatsoever nor permit any liens to be attached thereto (other than liens arising directly through Lessor). Lessee shall not make any representation to any third-party inconsistent with Lessor's sole ownership of the Equipment. The Equipment shall remain Lessor's personal property whether or not affixed to realty and shall not become or be made to become a part of any real property on which it is placed without Lessor's prior written consent. All additions, attachments and accessories placed on the Equipment or repairs made to the Equipment become a part thereof and Lessor's property. Lessee shall maintain the Equipment so that it may be removed from any building in which it is placed without damage thereto. The Equipment will be located at the Equipment Location, and Lessee shall not move it and shall not permit it to be moved without the prior written consent of Lessor.

     10. INSURANCE. Lessee agrees to keep the Equipment insured at Lessee's expense against all risks of loss, including theft or damage from any cause whatsoever. Lessee agrees that such insurance shall name Lessor as a loss payee, with a full waiver of warranties (Form BFU-438 or comparable) and provide coverage not less than the greater of the Stipulated Loss Value of the Equipment and the then-current fair market value of the Equipment. Lessee also agrees that it shall carry public liability insurance in an amount consistent with prudent business practices and customary to Lessee's industry. Each policy shall provide that the insurance cannot be canceled without at least thirty (30) days prior written notice to Lessor. Upon request by Lessor, Lessee agrees to furnish proof of insurance coverage, including a certificate of insurance and a copy of the policy. If Lessee fails to provide Lessor with such evidence, then Lessor will have the right, but not the obligation, to have such insurance protecting Lessor placed at Lessee's expense. Lessee's expense shall include a full premium paid for such insurance and any customary charges, costs or fees of Lessor. Lessee agrees to pay such amounts in equal installments allocated to each Rent payment (plus interest on such amounts at the lesser of 1.5% per month or the maximum rate allowable under applicable law). Lessee hereby appoints Lessor as its attorney-in-fact to make any claim, receive payment or execute or endorse all documents, checks or drafts for loss or damage or return of any premium under such insurance and to apply any such amounts to satisfy Lessee's obligations under this Master Agreement or any Lease.

     11. RISK OF LOSS. In the event of any Casualty, on the next Rent payment date Lessee shall pay Lessor the Stipulated Loss Value with respect to the item of Equipment suffering the Casualty. Upon Lessor's full receipt of such Stipulated Loss Value, the applicable Schedule shall terminate, and except as provided in Section 22, Lessee shall be relieved of all obligations under the applicable Schedule, and Lessor shall transfer all its interest in the Equipment to Lessee "AS IS, WHERE IS," and without any warranty, express or implied from Lessor, other than the absence of any liens or claims by, through, or under Lessor. In the event of a partial destruction of or repairable damage to any Equipment, the Lease shall continue with respect to such Equipment and Lessee shall at its expense promptly cause such Equipment to be repaired to a condition acceptable to Lessor. There shall be no abatement of Rent in any such event. Lessee shall immediately notify Lessor of any Casualty or partial destruction or damage to any Equipment.

     12. TAXES. On behalf of Lessee Lessor shall file and pay all Impositions now or hereafter imposed or assessed by any foreign, federal, state or local government upon the purchase, ownership, delivery, installation, leasing, rental, use or sale of the Equipment, or the Rent or other charges payable hereunder, whether assessed on Lessor or Lessee. As additional Rent, Lessee shall reimburse Lessor for all Impositions, together with any penalties or interest in connection therewith attributable to Lessee's acts or failure to act, excepting only any Imposition on or measured by the net income of Lessor.

     13. INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, its agents and assignees, from and against any and all Claims, arising, directly or indirectly, out of or connected with any matter involving this Master Agreement, the Equipment or any Lease, including but not limited to: (a) the selection, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment; (b) any breach by Lessee of any representation, warranty or covenant hereunder or any other Transaction Document; (c) any latent defects or other defects in any Equipment, whether or not discoverable by Lessor or by Lessee;
(d) any patent, trademark or copyright infringement; and (e) the condition of any Equipment arising or existing during Lessee's use.

     Notwithstanding the foregoing, Lessee shall have no indemnity obligation with respect to any Claims which arise solely out of the gross negligence or willful misconduct of Lessor.

     14. DISCLAIMER OF WARRANTIES AND LESSEE WAIVERs. LESSEE LEASES THE EQUIPMENT FROM LESSOR "AS IS" AND "WHERE IS," LESSEE HEREBY AGREES THAT: EXCEPT AS TO QUIET ENJOYMENT, LESSOR MAKES ABSOLUTELY NO WARRANTIES, EXPRESS OR IMPLIED TO LESSEE; LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE OF ANY EQUIPMENT OR ANY DELAY IN ITS DELIVERY OR INSTALLATION OR ANY BREACH OF ANY WARRANTY THAT SELLER MAY HAVE MADE; LESSEE HAS SELECTED ALL EQUIPMENT WITHOUT LESSOR'S ASSISTANCE; LESSOR IS NOT A MANUFACTURER OF ANY OF THE EQUIPMENT; LESSOR SHALL HAVE NO LIABILITY TO LESSEE, LESSEE'S CUSTOMERS, OR ANY THIRD PARTIES FOR ANY DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY SCHEDULE OR CONCERNING ANY EQUIPMENT, OR FOR ANY DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR'S NEGLIGENCE; LESSEE'S SOLE RECOURSE FOR ANY AND ALL CLAIMS AND WARRANTIES RELATING TO THE EQUIPMENT SHALL BE AGAINST SELLER. Lessor hereby assigns to Lessee for the Applicable Term the right to enforce, provided that no Default then exists under this Master Agreement or any Lease and such enforcement is pursued in Lessee's name, any representations, warranties and agreements made by the Supplier pursuant to the Purchase Documents, and Lessee may retain any recovery resulting from any such enforcement efforts. LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A (CALIFORNIA COMMERCIAL CODE DIVISION 10) OF THE UNIFORM COMMERCIAL CODE (INCLUDING LESSEE'S RIGHTS, CLAIMS AND DEFENSES UNDER UCC ARTICLE 2A SECTIONS 508-522) AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE THAT MAY LIMIT OR MODIFY LESSOR'S RIGHTS AS DESCRIBED IN THIS SECTION OR OTHER SECTIONS OF THIS MASTER AGREEMENT.

     15. LESSEE WARRANTIES. Lessee represents, warrants and covenants to Lessor that: (a) all Equipment is leased for business purposes only and not for personal, family or household purposes; (b) Lessee is duly organized, validly existing and in good standing under applicable law; (c) Lessee has the power and authority to enter into the Transaction Documents; (d) the Transaction Documents are enforceable against Lessee in accordance with their terms and do not violate or create a default under any instrument or agreement binding on Lessee; (e) there are no pending or threatened actions or proceedings before any court or administrative agency which could have a material adverse effect on Lessee or any Transaction Document, unless such actions are disclosed to Lessor and consented to in writing by Lessor; (f) Lessee shall comply in all material respects with all laws and regulations the violation of which could have a material adverse effect upon the Equipment or Lessee's performance of its obligations under any Transaction Document; (g) each Transaction Document shall be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws, and shall raise no presumption of fraud; (h) financial statements and other related information furnished by Lessee shall be prepared in accordance with generally accepted accounting principles and shall fairly present Lessee's financial position as of the dates given on such statements; (i) Lessee shall furnish Lessor with its financial statements certified by an officer of Lessee on a monthly basis within thirty
(30) days of the end of each month, and audited financial statements on an annual basis within 120 days of the end of each fiscal year, opinions of counsel, resolutions, and such other information and documents as Lessor may reasonably request; (j) all Equipment is tangible personal property and shall not become a fixture or real property under Lessee's use thereof; and (k) there has not been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business. Lessee shall be deemed to have reaffirmed the foregoing warranties each time it executes any Transaction Document.

     16. DEFAULT. Any of the following shall constitute a Default under this Master Agreement and all Leases: (a) Lessee fails to pay any Rent payment or any other amount payable to Lessor hereunder when due; or (b) Lessee defaults on or breaches any of the other terms and conditions of any Material Agreement; or (c) any representation or warranty made by Lessee in a Material Agreement proves to be incorrect in any material respect when made or reaffirmed; or (d) Lessee becomes insolvent or fails generally to pay its debts as they become due; or (e) the Equipment is levied against, seized or attached and the same is not bonded against, released or stayed within ten days; or (f) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary; or (g) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency or receivership law is filed by or against Lessee or Lessee takes any action to authorize any of the foregoing matters and, if filed against Lessee, is not dismissed within 30 days; or (h) any letter of credit, guaranty, surety bond or like instrument issued in support of a Lease is revoked, breached, canceled or terminated; (i) any guarantor, surety or like third-party obligor under this Master Agreement fails to fulfill any of the obligations of Lessor which it agreed to perform; or (j) in the good faith, reasonable commercial judgment of Lessor, there has occurred or will likely occur a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business, or in Lessee's or any such third-party obligor's willingness or ability to perform under any Transaction Document.

     17. REMEDIES. If a Default occurs, Lessor may, in its sole discretion, exercise one or more of the following remedies, without notice of election and without demand: (a) terminate this Master Agreement or any Lease; without notice of election and without demand, (b) take possession of, or render unusable, any Equipment wherever the Equipment may be located, without demand or notice, without any court order or other process of law and without liability to Lessor for any damages occasioned by such action, and no such action shall constitute a termination of any Lease; or (c) require Lessee to deliver the Equipment to a location specified by Lessor; or (d) declare the Stipulated Loss Value for any or all Leases to be due and payable as liquidated damages for loss of a bargain and not as a penalty and in lieu of any further Rent payments under the applicable Lease or Leases; or (e) proceed by court action to enforce performance by Lessee of any Lease and/or to recover all damages and expenses incurred by Lessor by reason of any Default; or (f) terminate any other agreement that Lessor may have with Lessee; or (g) suspend or terminate funding of the Commitment Amount or any other amount in connection with the Transaction Documents; or (h) exercise any other right or remedy available to Lessor at law or in equity. Any Rent not received on or before the due date shall bear interest at the lesser of 1.5% per month or the highest interest rate legally permissible. Lessee shall pay Lessor all costs and expenses that Lessor may incur to maintain, safeguard or preserve the Equipment, and other expenses incurred by Lessor in enforcing any of the terms, conditions or provisions of this Agreement (including reasonable legal fees and collection agency costs). Upon repossession or surrender of any Equipment, Lessor shall lease, sell or otherwise dispose of the Equipment in compliance with applicable law and apply the net proceeds thereof (after deducting all expenses, including reasonable legal fees and costs, incurred in connection therewith) to the amounts owed to Lessor hereunder; provided, however, that Lessee shall remain liable to Lessor for any deficiency that remains after any sale or lease of such Equipment. These remedies are cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

     18. PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee fails to perform any of its obligations hereunder, Lessor may perform any act or make any payment that Lessor deems reasonably necessary for the maintenance and preservation of the Equipment and Lessor's interests therein; provided that the performance of any act or payment by Lessor shall not be deemed a waiver of, or release Lessee from, the obligation at issue. All sums so paid by Lessor, together with expenses (including reasonable legal fees and costs) incurred by Lessor in connection therewith, shall be considered Rent hereunder, will bear interest at the lesser of 1.5% per month or the highest interest rate legally permissible, and shall be, without demand, immediately due and payable to Lessor by Lessee.

     19. ASSIGNMENT. Lessor may assign, pledge, transfer, mortgage or otherwise convey any of its interest in this Master Agreement, any Lease, Schedule or Equipment, in whole or in part, without notice to or the consent of Lessee. If any Lease is assigned, Lessee shall: (a) unless otherwise specified by Lessor and Assignee, pay all amounts due under the applicable Lease to such Assignee, notwithstanding any defense, setoff or counterclaim whatsoever that Lessee may have against Lessor or Assignee, all of which are hereby waived by Lessee as to any Assignee; (b) not require the Assignee to perform any obligations of Lessor, other than those that are expressly assumed in writing by such Assignee; and (c) execute such acknowledgments thereto as may be requested by Lessor. It is further agreed that: (x) each Assignee shall be entitled to all of Lessor's rights, powers and privileges under the applicable Lease, to the extent assigned; (y) any Assignee may reassign its rights and interests under the applicable Lease with the same force and effect as the assignment described herein; and (z) any payments received by the Assignee from Lessee with respect to the assigned Lease shall, to the extent thereof, discharge the obligations of Lessee to Lessor with respect to the assigned Lease. Lessee acknowledges that any assignment or transfer by Lessor or any Assignee will not materially change Lessee's obligations under the assigned Lease. Without Lessor's prior written consent, Lessee shall not assign this Master Agreement or any Lease or assign its rights in or sublet the Equipment or any interest therein.

     20. FURTHER ASSURANCES. Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Master Agreement and any Lease, including executing and delivering any and all financing statements which Lessor may request. Upon demand, Lessee will promptly reimburse Lessor for any filing or recording fees or expenses (including reasonable legal fees and costs) incurred by Lessor in perfecting or protecting its interests in the Equipment.

     21. SURVIVAL. All representations, warranties and covenants made by Lessee hereunder shall survive the termination of this Agreement and shall remain in full force and effect. All of Lessor's rights, privileges and indemnities, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive such termination and be enforceable by Lessor and Lessor's successors and assigns.

     22. WAIVER OF JURY TRIAL. LESSEE AND LESSOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY LESSOR OR LESSEE IN CONNECTION WITH THIS MASTER LEASE OR ANY LEASE OR SCHEDULE.

     23. CAPTIONS; COUNTERPARTS; LESSOR'S AFFILIATES. The captions contained in this Agreement are for convenience only and shall not affect the interpretation of this Master Agreement. Only the Original shall be marked "Original", and all other counterparts of the Schedule shall be marked as, and shall be, duplicates. To the extent that any Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in the applicable jurisdiction), no security interest in such Schedule may be created through the transfer or possession of any counterpart other than the Original.

     24. MISCELLANEOUS. This Master Agreement and each Lease hereunder shall be governed by the internal laws (as opposed to conflicts of law provisions) of the state of California. If any provision of this Master Agreement or any Schedule shall be prohibited by or invalid under any law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Agreement or any Lease. Lessor and Lessee consent to the jurisdiction of any local, state or federal court located within the County of Santa Clara, State of California, and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court. This Agreement and the other Transaction Documents constitute the entire agreement between Lessor and Lessee relating to the leasing of the Equipment, and supersede all prior agreements relating thereto, whether written or oral, and may not be amended or modified except in a writing signed by the parties hereto. Any failure of Lessor to require strict performance by Lessee, or any written waiver by Lessor of any provision hereof, shall not constitute consent or waiver of any other breach of the same or any other provision hereof.


IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS MASTER AGREEMENT AS OF THE DATE SPECIFIED.

LESSEE                                          LESSOR

JUTVISION CORPORATION                           SILICON VALLEY BANK


By: /s/ R. BRIAN GIBSON                         By: /s/ PHILIP A. JOHNSON
   ------------------------------                  ----------------------------

R. BRIAN GIBSON - CONTROLLER                         PHILIP A. JOHNSON S.V.P.
---------------------------------               -------------------------------
     Name and Title                                     Name and Title

                      SCHEDULE TO MASTER LEASE AGREEMENT

SCHEDULE NUMBER 001

     Silicon Valley Bank ("Lessor") and Jutvision Corporation ("Lessee") are entering into this Schedule Number 001 as of March 24, 1999, in reference and as parties to that certain Master Lease Agreement, Lease Number 0099002 (the "Master Agreement"). This Schedule and the Master Agreement together comprise a separate Lease between the parties. The terms and conditions of the Master Agreement are hereby incorporated by reference into this Schedule. All initially-capitalized terms not defined in this Schedule shall have the meanings assigned to them in the Master Agreement. In the event of any conflict between the terms of the Master Agreement and this Schedule, the provisions of this Schedule shall govern.

     1. Lease of Equipment. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the Equipment set forth in this Schedule. This Lease will be governed by the Master Agreement and this Schedule.

     2. Equipment Description. Software acceptable to Lessor, as more particularly described in Equipment Annex A, and equipment, furniture, fixtures and soft costs (such soft costs not to exceed 10% of the Commitment Amount) acceptable to Lessor, including, without limitation, leasehold improvements, as more particularly described in Equipment Annex B.

     3.  Commitment Amount. $204.947.00.
                            ------------

     4. Initial Term. The Initial Term shall commence on the first payment date ("First Payment Date") which shall be the earlier of (i) the first day of a calendar month following the month in which the Lessee has fully utilized the Commitment Amount, provided that if Lessee delivers an Acceptance certificate on the first day of a calendar month and such Acceptance Certificate results in full utilization of the Commitment Amount, that date shall be deemed such first day of a calendar month or (ii) in any event no later than the Cut-off Date. The Initial Term for software leased under this Schedule shall be ________months and the Initial Term for all other Equipment leased under this Schedule shall be 36 months.

     5. Interim Rent. Lessee shall pay to Lessor on the first day of each calendar month, in arrears, Interim Rent payments for each day during the period from and including the acceptance Date through and including the last day of the calendar month prior to the First Payment date. For purposes of this Schedule, "Interim Rent" shall be an amount accruing on a daily basis equal to .0333% of the amount drawn under this Schedule (as set forth in the applicable Equipment Annex B).

     6. Rent Payments. Lessee shall pay Lessor, in advance, on the first day of each month the Rent payment for the Initial Term. The first monthly Rent payment shall be due on the First Payment Date. For purposes of this Schedule, (i) the applicable monthly Rent payment for software financed under this Schedule shall be _____% of the aggregate cost of such software leased under Equipment Annex A and (ii) the applicable monthly Rent payment for all other Equipment leased under this Schedule shall be 3.089% of the aggregate cost of such Equipment
                             -----
financed under Equipment Annex B. Lessor's obligation to purchase and lease the Equipment is subject to the Acceptance Date being on or before the Cut-Off Date set forth in this Schedule.

     7.  Cut-off Date. April 30, 1999.
                       --------------

     8. End of Term Payment. See Rider 1 for provisions regarding payment at the end of the term of this Lease.

     9. Purchase, Renewal and Return (if applicable). See Rider 1 for provisions regarding purchase, renewal and return (if applicable) of the Equipment.

     10. Stipulated Loss Value. See Rider 1 for provisions regarding the Stipulated Loss Value of the Equipment.

     11. Counterparts; One Original; Chattel Paper Security Interest. Only the Original, including Rider 1 attached hereto and incorporated herein by reference, shall be marked "Original", and all other counterparts hereof shall be marked as, and shall be, duplicates. To the extent that this Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in the applicable jurisdiction), no security interest in this Schedule may be created through the transfer or possession of any counterpart other than the Original.

     IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS SCHEDULE AS OF THE DATE SPECIFIED.
LESSEE  LESSOR
                                       SILICON VALLEY BANK
JUTVISION CORPORATION

By: /s/ R. BRIAN GIBSON                By: /s/ PHILIP A. JOHNSON
   --------------------------------       -------------------------------
    R. BRIAN GIBSON - CONTROLLER             PHILIP A. JOHNSON S.V.P.
-----------------------------------    ----------------------------------
     Name and Title                           Name and Title

                               EQUIPMENT ANNEX A
                                  (Software)

     This Equipment Annex A to Schedule Number 001 (the "Schedule") to the Master Lease Agreement between Silicon Valley Bank ("Lessor") and Jutvision Corporation ("Lessee") is attached to and made part of the Schedule.

     1. Total Cost. The software Equipment acquisition cost including such shipping, delivery, installation and other charges as Lessor shall have approved: $__________.

     2.   Description of Equipment.


                                NOT APPLICABLE


INITIALS:

Lessee                                      Lessor

JUTVISION CORPORATION ______________        SILICON VALLEY BANK _____________

                               EQUIPMENT ANNEX B
                                  (Hardware)

     This Equipment Annex B to Schedule Number 001 (the "Schedule") to the Master Lease Agreement between Silicon Valley Bank ("Lessor") and Jutvision Corporation ("Lessee") is attached to and made part of the Schedule.

     1. Total Cost. The Equipment (excluding software) acquisition cost including such shipping, delivery, installation and other charges as Lessor shall have approved: $204,947.00.

     2.  Description of Equipment.

Various computers and JSP service provider Field Kits (Please see attached spreadsheet for definitive listing of equipment)

4 Dell PowerEdge Servers
4 Dell 6450 Workstation
2 Dell Dimension, V350, Pentium II Processor at 350 MHz Minitowers
5 Dell lnspiron AS333GT, Pentium II, 14.1" AGP Active Matrix, Notebooks
1 Best Internet Router
1 CCS Presentation Projector System, Proxima UltraLight
1 Netscreen Firewall
1 Infocos 425 (SVGA 800x600)
3 Sony Hi Fi Projector System
1 Dell PC Minitower, Dimension XPS R450 Mzh
1 Dell Trinitron
5 IBM ThinkPads 770
6 Dell lnspiron 7000
3 Dell Dimension V350 Desk Top, Pentium II Processor at 350 MHz Minitowers 1 HP Dexkject 895C
1 Dell M780 Monitor & 1 Dell Dimension V350 Desk Top
1 Iomega Zip Drive
1 3001 Tripod with 3030 Head (Kit)
400 Sony 8 Millimeter Tapes (Kit)
100 Sony chargers (Kit)





INITIALS:

Lessee                               Lessor

JUTVISION CORPORATION                SILICON VALLEY BANK
---------------------------                             -------------------

                                    RIDER 1
                                      to
                              SCHEDULE NUMBER 001

                           TO MASTER LEASE AGREEMENT

     This Rider 1 to Schedule Number 001 (the "Schedule") to the Master Lease Agreement between Silicon Valley Bank ("Lessor") and Jutvision Corporation ("Lessee") is attached to and made part of the Schedule.

     A. End of Term Payment. At the end of the term of this Lease, Lessee shall exercise (i) a fixed price purchase option of either $________ or 10% of the Total Cost (the "Fixed Purchase Price"); or (ii) a fixed price renewal option of ________% of the monthly Rent payment (the "Fixed Renewal Price"). Lessee hereby authorizes Lessor to adjust the Fixed Purchase Price and Fixed Renewal Price to reflect the Total Cost.

     B. Purchase and Renewal. The following provisions shall govern the purchase of the Equipment and the renewal of the Lease: (a) if Lessee elects to purchase the Equipment or renew the Lease, in any such case, in any such case Lessee shall advise Lessor thereof in writing at least 90 days prior to the expiration of the then Applicable Term; (b) if Lessee elects to purchase the Equipment, it may do so by purchasing all (but not less than all) of the Equipment at the end of the then Applicable Term at the Fixed Purchase Price; or
(c) if Lessee elects to renew this Lease it may do so with respect to all (but not less than all) of the Equipment by entering into a mutually agreeable renewal agreement with Lessor at least 30 days prior to the expiration of the then Applicable Term, confirming the length of the renewal term and the Rent for such period in an amount equal to the Fixed Renewal Price; (d) in the event that Lessee fails to fulfill the foregoing provisions of this Section B for either a purchase, renewal, as the case may be, the Lease will be automatically extended for successive 30 day periods until Lessee complies with the applicable purchase or renewal provisions; (e) if this Lease is extended (as opposed to renewed) pursuant to any of the provisions hereof, Lessee shall continue to pay Lessor the monthly Rent payments in effect prior to the expiration of the Applicable Term and all other provisions of the Master Agreement and this Schedule (including Lessee's purchase and renewal options) shall remain in full force and effect; (f) if Lessee elects to purchase the Equipment and has fulfilled the terms and conditions of the Master Agreement and this Section B, then on the last day of the Applicable Term: (A) this Schedule shall terminate and, except as provided in Section 21 of the Master Agreement, Lessee shall be relieved of all obligations under this Schedule; and (B) Lessor shall transfer all of its interest in the Equipment to Lessee "AS IS, WHERE IS," and without any warranty, express or implied from Lessor, other than the absence of any liens or claims by, through, or under Lessor; and (h) notwithstanding any of the foregoing provisions to the contrary, if Lessee is in Default of the Lease, Lessor may cancel any extension or renewal of any term upon ten (10) days prior written notice to Lessee.

     C. Stipulated Loss Value. The parties agree that the stipulated loss value of the Equipment ("Stipulated Loss Value") shall equal the sum of (i) all Rent and other amounts then due and owing under the Lease; plus (ii) an amount calculated by Lessor that is the present value (discounted at 5% per annum compounded monthly) of all Rent payments from the date of the Casualty or Default in question to the scheduled date of expiration of the Initial Term and any renewal or extension term; plus (iii) the present value (computed as described above and calculated by Lessor as of the date of the Casualty or Default in question) of the Fixed Purchase Price. The applicable percentage shall be 30% of the Total Cost for any Lease of an Initial Term of less than 36 months; 25% of the Total Cost for a term of 36 months or more, but less than 48 months; 20% of the Total Cost for a term of 48 months or more, but less than 60 months; 15% of the Total Cost for a term of 60 months or more, but less than 72 months, and 10% of the Total Cost for a term of 72 months or more.



INITIALS:

Lessee                             Lessor

JUTVISION  ????                    SILICON VALLEY BANK  ????
          ----------------                             -----------------

                            RIDER 2 TO SCHEDULE TO
                            MASTER LEASE AGREEMENT
                              (Sale & Leaseback)

     Silicon Valley Bank ("Lessor") and Jutvision Corporation ("Lessee") are entering into this Rider to Master Lease Agreement Schedule as of March 24, 1999 in reference and as parties to that certain Master Lease Agreement, Lease Number 0099002 (the "Master Agreement") and Schedule Number 001 thereto (the "Schedule"). This Rider, together with the Schedule and the Master Agreement together comprise the Lease referenced and defined in the Master Agreement. All initially-capitalized terms not defined in this Rider shall have the meanings assigned to them in the Master Agreement.

     1. Sale and Leaseback. Notwithstanding any of the terms and conditions of the Master Agreement and the Schedule to the contrary with respect to the prior ownership or use by Lessee of any Equipment subject thereto, Lessor and Lessee agree to enter into a sale and leaseback of the Equipment identified in the Schedule (the "Equipment") as provided in this Rider.

     2. Sale of Equipment. Lessee hereby sells, transfers and conveys to Lessor all of its right, title and interest in and to the Equipment for good and valuable consideration as set forth on Schedule 2 hereto. Lessee agrees to
                                       ----------
execute, deliver and/or file any and all such bills of sale, notices of sale, property tax returns, or other documents or instruments as Lessor may require or as otherwise required under applicable law in connection with the sale and leaseback transaction contemplated by this Rider.

     3. Lessee Representations, Warranties and Covenants. Lessee represents and warrants that the Equipment is free and clear of all claims, liens, security interests or other encumbrances or interests of any party. Lessee shall cause to be executed and delivered any and all such lien terminations, lien releases, reconveyances and like instruments and agreements from any party which has filed or recorded any instrument or filing which could give such party a claim against any of the Equipment or from any other party as Lessor may require. Lessee further agrees that it shall be solely responsible for, and shall make all payment of, any sales, use, property or other tax liability ("Taxes") arising for the account of Lessor or Lessee in connection with the sale and lease back transaction contemplated by this Rider.

     4. Indemnity. In addition to and as a part of the indemnification obligations of Lessee pursuant to Section 13 of the Master Agreement, Lessee shall indemnify, defend and hold harmless Lessor, its agents and assignees, from and against any and all Claims arising in connection with the sale and leaseback of the Equipment, including, without limitation: (a) any Claims under any fraudulent conveyance, vendor-in-possession or like statutes or common law fraud; (b) any Claims for Taxes; (c) and any Claims arising from the assertion by any party of a lien, security interest or other interest in any of the Equipment.

IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS RIDER AS OF THE DATE SPECIFIED.

LESSEE                                  LESSOR

JUTVISION CORPORATION                   SILICON VALLEY BANK

By: /s/ R. BRIAN GIBSON                 By: /s/ PHILIP A. JOHNSON
   --------------------------------        -------------------------------

    R. BRIAN GIBSON - CONTROLLER             PHILIP A. JOHNSON S.V.P.
-----------------------------------     ----------------------------------
     Name and Title                             Name and Title

                                  SCHEDULE 2
                                  ----------

                       Sale and Leaseback Consideration

Description of consideration paid by Lessor to Lessee:

Various computers and JSP service provider Field Kits (Please see attached spreadsheet for definitive listing of equipment)

4 Dell PowerEdge Servers
4 Dell 6450 Workstation
2 Dell Dimension, V350, Pentium II Processor at 350 MHz Minitowers
5 Dell Inspiron AS333GT, Pentium 11, 14.1" AGP Active Matrix, Notebooks
1 Best Internet Router
1 CCS Presentation Projector System, Proxima UltraLight
1 Netscreen Firewall
1 Infocos 425 (SVGA 800x600)
3 Sony Hi Fi Projector System
1 Dell PC Minitower, Dimension XPS R450 Mzh
1 Dell Trinitron
5 IBM ThinkPads 770
6 Dell Inspiron 7000
3 Dell Dimension V350 Desk Top, Pentium II Processor at 350 MHz Minitowers 1 HP Dexkject 895C
1 Dell M780 Monitor & I Dell Dimension V350 Desk Top
1 Iomega Zip Drive
1 3001 Tripod with 3030 Head (Kit)
400 Sony 8 Millimeter Tapes (Kit)
100 Sony chargers (Kit)

                            ACCEPTANCE CERTIFICATE

     Silicon Valley Bank ("Lessor") and Jutvision Corporation ("Lessee") are parties to a Master Lease Agreement, Lease Number 0099002 (the "Master Agreement") and Schedule Number 001 (the "Schedule") under such Master Agreement. The foregoing Master Agreement and Schedule together comprise a separate Lease that is being accepted and commenced pursuant to this Acceptance Certificate. All initially-capitalized terms not defined in this Acceptance Certificate shall have the meanings ascribed to them in the Master Agreement.

     1. Lease and Equipment Acceptance. Lessee hereby acknowledges that the Equipment described in the Schedule, which description is fully incorporated herein, has been delivered to the Equipment Location specified below, installed and otherwise serviced and completed to Lessee's satisfaction, inspected by Lessee, found to be in good operating order and condition and in compliance with all specifications of Lessee, and has been unconditionally accepted by Lessee under the Master Agreement and the Schedule, as of the Acceptance Date set forth below. Lessee hereby agrees to perform all of its obligations under the Master Agreement and the Schedule and reaffirms, as of the date hereof, its representations and warranties as set forth in the Master Agreement. Lessee further reaffirms that Lessee has reviewed and approved the Purchase Documents with each Supplier covering the Equipment to be purchased by Lessor for lease to Lessee hereunder, or that Lessee knows the identity of each Supplier, that it may have rights under any supply contract from the Supplier, and that Lessee may contact Supplier for a description of any such rights. Lessee hereby authorizes and directs Lessor to make payments to each Supplier of the Equipment pursuant to such Supplier's invoice or any purchase order or agreement with such Supplier.

     2. Equipment Location. The Equipment has been installed and is located at the following Equipment Location:

          Jutvision Corporation
          124 University Avenue
          Palo Alto, California, 94301

     3.   Acceptance Date. Dated of Acceptance: March 24, 1999.

LESSEE

JUTVISION CORPORATION



By: /s/ Brian Gibson
  ----------------------------------

     Brian Gibson, Controller
------------------------------------
  Name and Title

                              REQUEST FOR FUNDING
        (Deadline for Same Day Processing is 3:00 p.m. California Time)


To:    Strategic Capital Services          Date: 3/24/99

Fax:   _____________                       Time: _______________


From:  Jutvision Corporation
          Lessee's Name

From:  /s/ Brian Gibson
       ----------------------------------
            Authorized Signature

          Brian Gibson
               Authorized Signer's Name (please print)


Phone: 650-325-6787 x-107

In connection with Schedule 001, Lessee hereby requests funding in the amount of $204,947.00 in accordance with the attached invoices to be made part of the applicable Equipment Annex(es).

All representations and warranties of Lessee stated in the Transaction Documents are true, correct and complete in all material respects as of the date of this Request for Funding; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.